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                                                                    EXHIBIT 99.2

        QuadraMed Completes Rule 144A Offering of $100 Million of 5.25%
           Convertible Subordinated Debentures Due 2005; SEC Declares Registration Statements for Medicus Acquisition Effective

LARKSPUR, Calif.--(BUSINESS WIRE)--April 28, 1998--QuadraMed Corporation (Nasdaq: QMDC) today announced that it has completed its Rule 144A offering of $100 million principal amount of 5.25% Convertible Subordinated Debentures due 2005 (the "Debentures"). In addition, the Company has granted the underwriters a 30-day over allotment option to purchase up to an additional $15 million principal amount of the Debentures.

The Company expects to use the proceeds from the offering for general corporate purposes, including working capital and acquisitions of products, technologies and businesses.

The Convertible Subordinated Debentures are not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The offering is being managed by Salomon Smith Barney, Bear Stearns & Co. Inc. and BT Alex. Brown Inc.

The Company also announced today that its registration statements filed in connection with the acquisition of Medicus Systems Corporation were declared effective by the Securities and Exchange Commission. The QuadraMed/Medicus merger is scheduled to close on May 27, 1998.

QuadraMed develops, markets and sells software products and complementary services designed to enable healthcare providers and payers to increase operational efficiency, improve cash flow, measure the cost and quality of care, and effectively administer managed care contracts. QuadraMed also provides business office outsourcing and cash flow management services. QuadraMed and its subsidiaries have more than 2,800 healthcare customers and have received endorsements from 14 state and regional hospital associations and/or their affiliates.

Except for the historical financial information contained herein, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties; actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:
(i) variability in quarterly operating results, (ii) identification, consummation and assimilation of acquisitions, (iii) dependence on large orders and customer
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concentration, (iv) dependence on hospitals and demand for the Company products and services in the healthcare information systems and services markets, (v) legislative or market-driven reforms in the healthcare industry, (vi) the Company's ability to develop and introduce new products, (vii) management of the Company's changing operations, (viii) dependence on key personnel, (ix) development by competitors of new or superior products or entry into the market of new competitors, (x) risks related to product defects, (xi) risks associated with pending litigation, (xii) dependence on intellectual property rights,
(xiii) volatility in the Company's stock price and historically low trading volume, (xiv) the success or failure of strategic alliances, (xv) risk of interruption in data processing, (xvi) risks associated with certain investments in early stage companies, and (xvii) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed on April 20, 1998 and the registration statement on form S-4 filed with the Securities and Exchange Commission in January 1998.

CONTACT: James D. Durham
Chairman, President and CEO
John V. Cracchiolo
Executive Vice President, CFO
(415) 461-7725
or
Cheryl Schneider, Stacey Levitz
Michael McMullan (media)
Morgen-Walke Associates, Inc.
(212) 850-5600